SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 12, 2011
Date of Report (Date of earliest event reported)

CLEAN POWER CONCEPTS INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-52035
(Commission File Number)

98-0490694
 (IRS Employer Identification Number)

1620 McAra Street, Regina, Saskatchewan, Canada S4N 6H6
(Address of principal executive offices)

306.546.8327
 (Issuer’s telephone number)

1207 Halifax Street, Regina, SK, Canada S4R 1T7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERTIONS

Item 1.01 – Entry Into a Material Definitive Agreement

On January 12, 2011, Clean Power Concepts Inc. (the ‘Company’) entered an agreement with K.N.D. Feeds Ltd. (‘KND’) to market the company’s crude canola oil and canola meal off-take on an on-going basis.

KND is a Saskatchewan, Canada based supplier to the livestock feed market, which has been in the feed/commodities sales business since the mid 1980’s. Under this marketing agreement, KND has committed to market the Company’s canola products. The agreement is comprehensive and sets sales estimates of 400 metric tons of canola oil and 600 metric tons of canola meal off take per month for the next five (5) years.

SECTION 9 – FINANCIAL STATEMENTS AND EXIHIBITS

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS, INC.

/s/ Cory Turner
Cory Turner,
Secretary & Treasurer, Director
Dated:  January 13, 2011